UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 8, 2011

AMICO GAMES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53711	98-0579264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2nd Floor, Zhonhshan Avenue No. 238, Tianhe District, Guangzhou, Canton Province, China 51030
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  86 20 8556 2666

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement

Item 5.07    Submission of Matters to a Vote of Shareholders

On November 8, 2011, we entered into an asset exchange agreement with Zhou Hai Tao, Olite Global Limited and Ronotech Limited.  Upon closing of the agreement, we will acquire 100% capital interest of Stepeak Limited, a British Virgin Islands company owned by Zhou Hai Tao, in exchange for 100% of the capital interest of our subsidiary Vodafun Limited, a company incorporated under the laws of the British Virgin Islands and the cancellation of 16,282,600 shares of our common stock held by Olite Global Limited and Ronotech Limited.  The asset exchange agreement is attached hereto as Exhibit 10.1.

Vodafun has a variable interest entity (“VIE”) relationship with Galaxy Software (Guangzhou) Limited (“Galaxy”), a company incorporated under the laws of China.  Galaxy operates a number of mobile phone games on networks in China.  Stepeak has a VIE relationship with Guangzhou Ju Technology Limited (“Ju Tech”), a company incorporated under the laws of China.  Ju Tech is an Info-Tech services company engaged in outsourced system design and integration of intelligent buildings in China.

The terms and conditions of the agreement were approved on November 8, 2011 by holders of 52.63% of our common stock by way of a written consent resolution.  The company will be filing a Schedule 14C Information Statement in the near future.

Item 9.01    Financial Statements and Exhibits

10.1    Asset Exchange Agreement date November 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICO GAMES CORP.

/s/ Carter Jun Ho
Carter Jun Ho
President, Chief Executive Officer and Director

Date:	November 10, 2011